Exhibit 99.1

Evofem Biosciences to Report First Quarter 2020 Results and
Provide Corporate Update on Wednesday, May 6, 2020
- Conference Call Scheduled for 11:00 a.m. ET -
- Key U.S. Regulatory Milestones Remain on Track, Including May 25, 2020 PDUFA Date -

San Diego, April 28, 2020 - Evofem Biosciences, Inc. (NASDAQ: EVFM), a clinical-stage biopharmaceutical company, today announced that it will host a webcast and conference call to discuss the Company's financial results for the first quarter ended March 31, 2020, and provide a general business overview, on Wednesday, May 6, 2020 at 11:00 a.m. ET (8:00 a.m. PT).

Key Highlights:

Regulatory Milestones

•
The Company has entered into discussions with the U.S. Food and Drug Administration (FDA) regarding the proposed label for Phexxi™ (L-lactic acid, citric acid, potassium bitartrate) Vaginal Gel 1.8%/1%/0.4%, the Company’s first-in-class investigational Multipurpose Vaginal pH Regulator (MVP-R™) for the prevention of pregnancy. While there can be no assurance that the FDA will approve Phexxi, or that such approval will occur by the PDUFA target action date of May 25, 2020, the Company is encouraged by the ongoing interactions with the agency.

•
The FDA has scheduled an end-of-Phase 2 meeting on Wednesday, May 6, 2020 to review results of the AMPREVENCE trial and determine the clinical and regulatory path forward for EVO100, the Company’s MVP-R candidate for the prevention of urogenital chlamydia and gonorrhea in women.

Update on Financing and Commercial Launch Plans

•	The Company recently secured up to $25 million in strategic interim financing to support its launch and commercialization plans for Phexxi.

•	Simultaneously, the Company has taken a proactive approach to reducing its near-term cash burn to ensure maximum flexibility for launch execution.

•	The Company will provide an update on the impact of COVID-19 on its business operations and launch plans.

Conference Call Details
The live webcast and presentation can be accessed on the Company's Investor page at https://evofem.investorroom.com/events. Please connect to the Company's website at least 15 minutes prior to the start of the call to download any software that may be required. If participating by phone, please dial in approximately 10 minutes prior to the start of the call.

Date	Wednesday, May 6, 2020
Time	11:00 a.m. EST (8:00 a.m. PST)
Dial-in numbers	(866) 503-5561 (U.S. toll-free) or (253) 336-2965
Passcode	6295478
Webcast (live and archived)	www.evofem.com under "Investors" or click here

A telephone replay will be available approximately two hours after the call through Monday, May 11, 2020 at (855) 859-2056 (U.S.) or (404) 537-3406 (International), access code 6295478. The webcast will be archived at https://evofem.investorroom.com/events.

About Phexxi™
Phexxi (L-lactic acid, citric acid, potassium bitartrate) Vaginal Gel 1.8%/1%/0.4% is an investigational Multipurpose Vaginal pH Regulator (MVP-R™) designed to regulate vaginal pH within the normal range of 3.5 to 4.5, even in the presence of semen, which normally raises the vaginal pH to 7.0 to 8.0. This maintains an acidic environment that is inhospitable to sperm, as well as certain viral and bacterial pathogens associated with sexually transmitted infections, but is integral to the survival of healthy bacteria in the vagina.

About Evofem Biosciences, Inc.
Evofem Biosciences, Inc., (NASDAQ: EVFM) is a clinical-stage biopharmaceutical company committed to developing and commercializing innovative products to address unmet needs in women's sexual and reproductive health. Evofem Biosciences aims to advance the lives of women by developing innovative solutions, such as woman-controlled contraception and potential protection from certain sexually transmitted infections (STIs). The Company's lead product candidate, Phexxi™, is currently being reviewed by the U.S. Food and Drug Administration for prevention of pregnancy.  The investigational candidate EVO100 is being evaluated for prevention of urogenital transmission of both Chlamydia trachomatis infection (chlamydia) and Neisseria gonorrhoeae infection (gonorrhea) in women. For more information regarding Evofem, please visit www.evofem.com.

Phexxi™ and Multipurpose Vaginal pH Regulator (MVP-R™) are trademarks of Evofem Biosciences, Inc.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to the potential FDA approval of Phexxi™, the anticipated commercial launch of Phexxi, the timing and potential outcome of the scheduled meeting with the FDA to discuss the AMPREVENCE trial results and the clinical path for EVO100 for the prevention of urogenital acquisition of Chlamydia trachomatis and Neisseria gonorrhea in women.  Actual results may differ materially from those, express or implied, in these forward-looking statements.  Each of these forward-looking statements involves risks and uncertainties, including, without limitation, risks relating to the Company's business, operations and financial condition as well as risks relating to general industry, economic, political and market conditions, including the impact of the novel coronavirus (COVID-19) and the duration and severity of outbreaks thereof.  Additional important factors that could affect the Company’s business, operations and/or financial condition are disclosed in the risk factors contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission and subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. Evofem Biosciences does not undertake any duty to update any forward-looking statement except as required by law.

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Investor Contact
Amy Raskopf
Evofem Biosciences, Inc.
araskopf@evofem.com
M: (917) 673-5775

Media Contact
Cara Miller
Evofem Biosciences, Inc.
cmiller@evofem.com
O: (858) 550-1900 x272